Exhibit 4.1
RIGHTS CERTIFICATE #: NUMBER OF RIGHTS : THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED , 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC., THE INFORMATION AGENT. Intelligent Systems Corporation Incorporated under the laws of the State of Georgia NON — TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non — Transferable Subscription Rights to Purchase Shares of Common Stock of Intelligent Systems Corporation Subscription Price: $0.70 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON , 2009, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Intelligent Systems Corporation, a Georgia corporation, at a subscription price of $ per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Intelligent Systems Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over- Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Intelligent Systems Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Intelligent Systems Corporation and the signatures of its duly authorized officers. Dated: President, Chief Executive Officer Vice President, and Principal Executive Officer Chief Financial Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, New York 11219 Telephone: (877) 248-6417 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over- Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable. (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT: I apply for shares x $ =$0.70 (no. of new shares) (subscription price) (amount enclosed) (b) EXERCISE OF OVER-SUBSCRIPTION RIGHT If you have exercised your Basic Subscription Right in full and wish to subscribe for up to 400,000 additional shares of Common Stock: I apply for shares x $ =$0.70 (no. of new shares) (subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed =$ METHOD OF PAYMENT (CHECK ONE) ?? Cashier’s or Certified Check or bank draft drawn on a U.S. bank, or postal telegraphic or express. ?? Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # American Stock Transfer FBO Intelligent Systems Corporation, with reference to the rights holder’s name. FORM 2-TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. For value received of the subscription rights represented by this Subscription Rights Certificate are assigned to: Social Security # Signature(s): IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 3-DELIVERY TO DIFFERENT ADDRESS If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5. FORM 4-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. Signature(s): IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 5-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 2 or 3. Signature Guaranteed: (Name of Bank or Firm) By: (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program p ursuant to Securities and Exchange Commission Rule 17Ad-15.